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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Sea Containers Ltd. on Form S-4 of our report dated March 7, 2002 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Sea Containers Ltd. of Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and 138, effective January 1, 2001, and Statement of Position No. 98-5, Reporting on the Costs of Start-Up Activities, effective January 1, 1999) appearing in the Annual Report on Form 10-K of Sea Containers Ltd. and subsidiaries for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 24, 2003

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INDEPENDENT AUDITOR'S CONSENT